 As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-241670

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PMV Consumer Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	84-5174573
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

249 Royal Palm Way Suite. 503
Palm Beach, FL 33480
(561) 318-3766
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter D. Goldstein, Executive Vice President
PMV Consumer Acquisition Corp.
249 Royal Palm Way Ste. 503
Palm Beach, FL 33480
(561) 318-3766
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Zuppone, Esq. Paul Hastings LLP 200 Park Avenue New York, New York 10166 Telephone: (212) 318-6000	Douglas Ellenoff, Esq. Stuart Neuhauser, Esq. Richard Baumann, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one Redeemable Warrant(2)	20,125,000 Units	$10.00	$201,250,000	$26,122.25
Shares of Class A common stock included as part of the Units(3)	20,125,000 Shares	—	—	—	(4)
Redeemable Warrants included as part of the Units(3)	10,062,500 Warrants	—	—	—	(4)
Total			$201,250,000	$26,122.25	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Includes 2,625,000 Units, 2,625,000 shares of Class A common stock and 1,312,500 Redeemable Warrants underlying such Units, which may be issued on exercise of a 45-day option granted to the underwriter.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-241670) (the “Registration Statement”) of PMV Consumer Acquisition Corp. (the “Company”) is being filed for the sole purpose of including as an exhibit a current consent of the Company’s certifying accountants, WithumSmith+Brown, PC. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	Certificate of Amendment to Certificate of Incorporation.*
3.3	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Paul Hastings LLP.*
10.1	Form of Letter Agreement from each of the Registrant’s initial stockholders, officers and directors.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Registration Rights Agreement.*
10.4	Form of subscription agreement for private warrants.*
10.5	Form of administrative services agreement.*
10.6	Form of indemnification agreement.*
10.7	Promissory Note.*
10.8	Securities Subscription Agreement.*
14.1	Code of Ethics.*
23.1	Consent of WithumSmith+Brown, PC.**
23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Form of Nominating and Corporate Governance Committee Charter.*

*	Previously filed.
**	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on September 18, 2020.

PMV CONSUMER ACQUISITION CORP.

BY:	/s/ John N. Givissis
	Name:	John N. Givissis
	Title:	Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board and Chief Executive Officer	September 18, 2020
P. Kasper Jakobsen	(Principal Executive Officer)

/s/ John N. Givissis	Chief Accounting Officer	September 18, 2020
John N. Givissis	(Principal Financial and Accounting Officer)

*	Non-Executive Co-Chairman of the Board	September 18, 2020
Douglas R. Jamieson

*	Director	September 18, 2020
Clarence A. Davis

*	Director	September 18, 2020
Susan V. Watson

*	Director	September 18, 2020
Daniel E. Zucchi

*By:	/s/ John N. Givissis
John N. Givissis
Attorney-in-Fact

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